Execution Copy

CONFIDENTIAL

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 10.1

AMENDMENT NO. 2
TO
LICENSE AND SUPPLY AGREEMENT

(RESTRUCTURING)

This Amendment No. 2 to License and Supply Agreement (this “Second Amendment”) is executed on and effective as of February 23, 2016 (the “Second Amendment Effective Date”), by and between Alexza Pharmaceuticals, Inc., a company organized under the laws of the State of Delaware, United States (“Alexza”), and having a principal place of business at 2091 Stierlin Court, Mountain View, CA 94043, United States, and Teva Pharmaceuticals USA, Inc., a company organized under the laws of Delaware, United States (“Teva”), having a principal place of business at 1090 Horsham Road, North Wales, PA 19454, United States.

RECITALS

WHEREAS, Alexza and Teva have previously entered into that certain License and Supply Agreement, dated May 7, 2013, and amended such agreement on June 17, 2015 (as amended, the “Agreement”);

WHEREAS, Alexza and Teva now desire to restructure the Agreement to, among other things, (a) provide that Teva return certain rights to the Product to Alexza and perform certain transition activities, and restructure Alexza’s loan repayment obligations to Teva, and (b) amend the Agreement accordingly as set forth below; and

WHEREAS, after the Second Amendment Effective Date, references to the Agreement shall be deemed references to the Agreement as amended by this Second Amendment.

NOW, THEREFORE, in consideration of the mutual promises set forth in this Second Amendment and the Agreement, the Parties agree as follows:

SECTION 1.Interpretation.  All capitalized terms used in this Second Amendment, unless otherwise defined herein, shall have the meanings given to them in the Agreement, and each reference in the Agreement to “this Agreement”, “hereof”, “herein”, “hereunder” or “hereby” and each other similar reference shall be deemed to refer to the Agreement as amended hereby.  The captions to the several Sections of this Second Amendment are not a part of this Second Amendment but are included for convenience of reference and shall not affect its meaning or interpretation.  In this Second Amendment (a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (b) the singular shall include the plural and vice versa and (c) masculine, feminine and neuter pronouns and expressions shall be interchangeable.

SECTION 2.Licenses and Termination of Rights; Right of Offer; Release.

131426008 v1

2.1Licenses.

(a)Teva hereby grants and causes its Affiliates to grant to Alexza and its Affiliates a royalty-free, fully-paid, (i) exclusive (even as to Teva and its Affiliates) sublicense, with the right to further sublicense in accordance with Section 2.1(b) of this Second Amendment, under the rights granted to Teva in Section 2.1(a) of the Agreement to the Alexza Technology, to develop, import, use, manufacture, have manufactured, market, sell, have sold, offer for sale and otherwise commercialize the Product in the Field in the U.S., and (ii) co-exclusive (with Teva and its Affiliates only) sublicense, with the right to further sublicense in accordance with Section 2.1(b) of this Second Amendment, under the rights granted to Teva in Section 2.1(a) of the Agreement to the Alexza Technology, to research the Product in the Field in the U.S.

(b)Alexza shall have the right to grant a Third Party a sublicense under the Alexza Technology within the scope of the license granted to Alexza and its Affiliates in Section 2.1(a) above in its sole discretion.  In addition, effective immediately upon (i) a Change of Control of Alexza or (ii) Alexza’s grant of any such sublicense under the Alexza Technology to a Third Party (“Replacement License”), which grant will be in accordance with Section 2.3 of this Second Amendment unless it is in connection with a Change of Control of Alexza, Section 2.1 of the Agreement and Section 2.1(a) above will be terminated, and Teva will have no further license or rights under the Alexza Technology.

(c)As of the Second Amendment Effective Date Sections 2.1(b), 2.1(c), 2.2, 2.3, 2.5, 2.6 and 2.7 of the Agreement are hereby terminated.

2.2Release.

(a)Definitions.

(i)“Associated Parties” means, with respect to a Party: (A) such Party’s predecessors, successors, executors, administrators, heirs and estate; (B) such Party’s past and present assigns, directors, officers, employees, agents and representatives; (C) each entity that such Party has the power to bind (by such Party’s acts or signature) or over which such Party directly or indirectly exercises control; and (D) each entity of which such Party owns, directly or indirectly, at least fifty percent (50%) of the outstanding equity, beneficial, proprietary, ownership or voting interests. For clarity, the term “Associated Parties” shall include without limitation any and all Affiliates.

(ii) “Released Claims” means, with respect to a Party, each and every claim in law or equity which such Party or its Associated Parties may have had, or may have, against the other Party or its Associated Parties that has arisen directly or indirectly out of, or that relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing prior

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

to the Second Amendment Effective Date to the extent it relates to or arises under the Agreement as in effect prior to the Second Amendment Effective Date; provided, however, that the Released Claims shall exclude (1) any and all rights to seek and obtain indemnification under the Agreement; and (2) any and all rights to seek and obtain enforcement of, or a remedy arising out of the breach of, any obligation, representation or warranty under this Agreement as amended by this Second Amendment, which rights arise on or after the Second Amendment Effective Date.  For clarity, any obligations pursuant to this Second Amendment shall not be Released Claims.

(b)Mutual Release.  Each Party, for itself and for each of its Associated Parties, hereby generally, irrevocably, unconditionally and completely releases and forever discharges the other Party and each of the other Party’s Associated Parties from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of such Party’s Released Claims.

(c)Scope of Release and Waiver of Rights.  The release set forth in Section 2.2(b) shall be effective as a general release of all Released Claims.  In furtherance of this intention, the Parties and each of them hereby expressly waive any and all rights or benefits conferred by the provisions of Section 1542 of the California Civil Code or by any similar provision of other applicable law, and expressly consent that such release shall be given full force and effect according to each and all of its express terms and conditions.  Section 1542 of the California Civil Code provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

The Parties knowingly waive the provisions of this section.

(d)Survival.  The provisions of this Section 2.2 will survive termination or expiration of the Agreement.

2.3Right of Offer.  If Alexza receives a bona fide offer from a Third Party to obtain a license to commercialize the Product or to acquire all or substantially all of Alexza’s assets related to the Product (other than in connection with a Change of Control of Alexza), in each case in the U.S., Alexza shall notify Teva thereof; provided that Alexza shall not be obligated to disclose the identity of such Third Party or the terms of such Third Party offer.  Within fifteen (15) days after Teva’s receipt of such notice from Alexza, Teva shall have the right to submit an offer for a license or asset acquisition related to the Product.  Alexza shall not enter into an exclusivity arrangement, or other commitment with respect to such Third Party offer, until the earlier of (a) expiration of such fifteen (15)-day period and (b) Alexza’s receipt of written notice from Teva during such fifteen (15)-day period that it does not intend to submit an offer.  If Teva

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

submits an offer during such fifteen (15)-day period, then the Parties shall negotiate in good faith, on a non-exclusive basis, the terms under which Alexza would grant or assign the applicable rights or assets to Teva; provided that following Teva’s submission of an offer, Alexza shall have the right to decide, in its sole discretion, whether to enter into an agreement with respect to the Product with Teva or a Third Party or no party, based on the total terms of the offers, including, without limitation, the relevant parties’ commercial capabilities and resource commitment to the Product.

SECTION 3.Regulatory.

3.1Transfer.

(a)Within two (2) Business Days after the Second Amendment Effective Date, Teva shall (i) send letters to the FDA, in the forms of Exhibit A attached hereto, indicating that IND 73,248 and NDA 22-549 (in electronic media (eCTD)) (the “Active Applications”) and legacy IND 77,446 (paper format) (the “Inactive Application” and together with the Active Applications, the “Applications”) are transferred to Alexza and that Alexza is the new owner of the Applications as of the Second Amendment Effective Date; and (ii) provide to Alexza a copy of said letters.  Within two (2) Business Days after Teva has sent the letters referenced in the preceding sentence, Alexza shall (A) send a letter to the FDA, in the form of Exhibit B attached hereto, indicating that the transfer from Teva of the Active Applications has been accepted by Alexza and that Alexza is the new owner of the Applications as of the Second Amendment Effective Date; and (B) provide to Teva a copy of said letter. The date on which Alexza submits its letter to the FDA will be the “Closing Date”.

(b)In addition, within sixty (60) days after the Closing Date, Teva shall assign and transfer to Alexza or its designee all Regulatory Filings (including all related regulatory Know-How for the U.S.) for the Product Controlled by Teva or its Affiliate, including all regulatory files related to the Applications (in electronic media (eCTD for the Active Applications and paper format for the Inactive Application)), including all correspondence received from and sent to the FDA related to the NDAs. Alexza will cooperate with, and assist, Teva in completing such transfer.

3.2Regulatory Responsibility.  Except as provided in this Section 3.2, following the Closing Date, Alexza hereby assumes responsibility for all regulatory activities related to the Product, including all communications and meetings with the FDA.  Alexza shall keep Teva reasonably updated on such communications and meetings for so long as any Product that bears a Teva label, name, or trademark, or that was manufactured by or for Teva, is in Alexza’s possession or control.  If Alexza requests that Teva assist with any regulatory activities related to the Product that were ongoing at the time of transfer, Teva shall provide a reasonable amount of normal and customary services, [*], to ensure that such transitioned activities are not jeopardized or delayed.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

3.3Phase IV Study.  No later than March 1, 2016, Alexza will either assume Teva’s and its Affiliates’ vendor agreements for the Phase IV study of the Product that has been initiated as of the Second Amendment Effective Date (the “Phase IV Study”), which vendor agreements are set forth on Schedule 3.3 attached hereto, (“Vendor Agreements”) or enter into new agreements with such vendors, which provide for the immediate assumption of responsibility by Alexza for conducting, and bearing all associated costs for, the Phase IV Study (the date of such assumption, the “Study Transfer Date”).  Until the Study Transfer Date, Teva shall be responsible for conducting, and shall bear all associated costs for, the Phase IV Study.  Upon the Study Transfer Date, Alexza hereby assumes full responsibility for conducting and sponsoring the Phase IV Study, including all costs and expenses related thereto, and Teva hereby has no further obligations with respect to the Phase IV Study. At any time on or after the Study Transfer Date, Teva shall have the right to terminate any Vendor Agreements or any other agreements entered into by Teva and its Affiliates in connection with the Phase IV Study which have not been fully assumed by Alexza.

3.4Pharmacovigilance and Medical Information Services; REMS.

(a)As of and after the Closing Date, Alexza shall be solely responsible for all pharmacovigilance and medical information services obligations with respect to the Product in the Territory, and, promptly thereafter, the Parties shall amend or terminate the pharmacovigilance agreement entered pursuant to Section 4.4(d) of the Agreement accordingly; provided that for a period not to exceed ninety (90) days after the Closing Date, Teva shall provide transition pharmacovigilance and medical information services at the level consistent with Teva’s and its Affiliates’ practices and activities, including the generation of appropriate reports, with respect to the Product prior to the Second Amendment Effective Date (the “Transition Services”), [*].  Teva shall comply (and cause its Affiliates to comply) with all Applicable Laws in connection with such Transition Services and any regulatory services provided under Section 3.2 above, and shall provide (and cause its Affiliates to provide) such Transition Services with substantially the same level of skill, quality, care and timeliness as such Transition Services were performed prior to the Second Amendment Effective Date.

(b)In addition to the foregoing, as of and after the Closing Date, Alexza hereby assumes responsibility for the performances of the ADASUVE Risk Evaluation and Mitigation Strategy (REMS).  Within thirty (30) days following the Closing Date, Alexza will either assume Teva’s and its Affiliates’ vendor agreements for the REMS, or enter into new agreements with such vendors which provide for the assumption of responsibility by Alexza for conducting, and bearing all associated costs with, the REMS. At any time after the thirty (30) day period following the Closing Date, Teva shall have the right to terminate any such vendor agreements or any other agreements entered into by Teva and its Affiliates in connection with the ADASUVE REMS which have not been fully assumed by Alexza.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

3.5Termination of Obligations.  Except with respect to those activities that are being transitioned to Alexza as described above in this Section 3, all of the Parties’ rights and obligations under Article 4 of the Agreement are hereby terminated.

SECTION 4.Governance, Communication, Supply and Commercialization.

4.1Governance; Updates.  The JSC and all JPTs established under the Agreement are hereby disbanded and Article 3 of the Agreement is hereby terminated.  Until the later of (a) the date of Alexza’s final distribution or destruction of the Inventory and (b) such time as the amounts payable under the Loan Arrangement (as defined below) are cancelled, converted or otherwise repaid in full in accordance with its terms, Alexza shall provide biannual written updates to [*] (or such other representative designated by Teva in writing) summarizing its development and commercialization of the Product since the last such update, unless, after considering in good faith Alexza’s request, Teva agrees in writing to terminate Alexza’s obligation to provide such updates.

4.2Supply and Commercial Obligations.  Subject to the last sentence of this Section 4.2, as of the Second Amendment Effective Date, all of the Parties’ rights and obligations under Articles 5, 6 and 7 of the Agreement, as well as the Parties’ rights and obligations under Section 4 of Amendment No. 1, are hereby terminated.  Notwithstanding the foregoing, Alexza’s obligations, to the extent related to or involving the Inventory, under Sections 6.6 and 6.9(b) of the Agreement will remain in effect until the date of Alexza’s final distribution or destruction of the Inventory, and Section 6.19 will remain in effect for the period of time set forth therein with respect to the Inventory.

SECTION 5.Asset Transfer.

5.1Transferred Assets.  Teva hereby sells, assigns, transfers, and conveys to Alexza, and Alexza hereby acquires from Teva, all of Teva’s and its Affiliates’ right, title and interest in and to the following, free and clear of all Encumbrances (as defined below) (collectively, the “Transferred Assets”):

(a)All of the specific lots of Teva’s packaged and labeled inventory of the Product, along with the applicable distributor inventories, as set forth on Exhibit C (the “Inventory”);

(b)Any and all customer lists for the Product, setting forth the name, address and primary contact information for each customer, and all billing records and reimbursement records or reports (including all raw data, data files and data summaries);

(c)The promotional materials related to the Product, including the tangible promotional materials described on Exhibit D (“Promotional Materials”);

(d)All current and historical pricing information, contracts or other pricing commitments or obligations for the Product;

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

(e)All regulatory materials transferred under Section 3 above;

(f)All medical information resources, including medical information standard response letters, training and educational materials for the Product which are reasonably accessible and in Teva’s or its Affiliates’ possession;

(g)All regulatory materials transferred under Section 3 above;

(h)List of KOL’s with contact information;

(i)All secondary packaging information and files related to the Product;

(j)All printing and Adobe files related to Product trade dress;

(k)All market research related to the Product;

(l)All information, files and materials related to the Product that are in the possession of advertising agencies engaged by Teva, each to the extent available following Teva’s request for and Commercially Reasonable Efforts to obtain and have delivered to Alexza such information, files and materials from such advertising agencies;

(m)Contacts to associations like [*] and others to the extent such contacts were used by Teva or its Affiliates in connection with marketing the Product; and

(n)The Product-related website (and all related links thereto with respect to the Product) with the following web address: www.adasuve.com.

5.2Delivery of Transferred Assets.  Except for the regulatory materials described in Section 3.1, Teva shall deliver the tangible Transferred Assets (including the Inventory) to Alexza within thirty (30) days after the Second Amendment Effective Date.  Teva shall deliver such Transferred Assets DDP (Incoterms 2015) to a domestic U.S. site designated in writing by Alexza. With respect to Transferred Assets which will be delivered in electronic form, Teva will deliver such Transferred Assets to Alexza within thirty (30) days after the Second Amendment Effective Date via USB flash drive.  All costs and expenses associated with delivery of the Inventory and Promotional Materials [*].

SECTION 6.Distribution of Teva-Labeled Product.

6.1Distribution; Returns; Destruction.

(a)Solely during the [*] period after the Second Amendment Effective Date, Alexza shall have the right to (a) distribute the Inventory, by sale or as free samples, itself or through its Affiliate or licensee, and (b) use the Promotional Materials solely in connection with the marketing, offer for sale and sale of the Inventory; provided that Alexza shall not use any Inventory in any clinical trials, including investigator-sponsored studies, without Teva’s prior written approval, which shall not be unreasonably withheld;

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

provided that Alexza shall have the right to use the Inventory, in compliance with Applicable Laws, in the studies listed in Schedule 7.3.  Alexza shall have the right to sell the Inventory to [*], unless, following Alexza’s written request to Teva, Teva [*].

(b)Following expiration of the [*] period after the Second Amendment Effective Date, Alexza will immediately cease (i) using, selling, commercializing or otherwise distributing the Inventory and (ii) all uses of the Promotional Materials. Alexza shall destroy any Inventory and Promotional Materials remaining in its possession and control after [*] after the Second Amendment Effective Date.  For clarity, Teva will destroy any Product in Teva’s possession or control as of the Second Amendment Effective Date that is not included in the Inventory.  Alexza shall not change the label on any Inventory or modify any Promotional Materials without Teva’s prior written consent, which Teva shall be permitted to withhold at its sole and absolute discretion.  Alexza shall comply with all Applicable Laws, as well as the relevant directions set forth in Teva’s sales training materials and to the extent applicable oral sales training communications, in connection with its marketing, distribution, and sale of the Inventory and its use of the Promotional Materials.

(c)Teva will accept returns of Inventory from wholesalers and hospitals, provided that Alexza will promptly reimburse Teva, upon receipt of an invoice for same, for all reasonable costs and expenses incurred by Teva with respect to such returns, including reimbursement for any credits paid to such wholesalers and hospitals and all expenses incurred in receiving, storing, and destroying such returned Inventory.

(d)In the event that the FDA approved prescribing information for the Product changes, then Alexza shall notify Teva of such changes and Teva shall have the right to require destruction of any Promotional Materials at Alexza’s expense, provided that Alexza retains the right to create new promotional materials in accordance with such new prescribing information, provided further that Alexza will have full responsibility for any and all such new promotional materials and Alexza will not include Teva’s name or trademarks in any of such new Alexza promotional materials.

(e)In the event of [*] during the period in which Alexza is distributing Inventory, [*] to distribute the Inventory and use the Promotional Materials] upon [*] written notice delivered within [*] following written notification [*]; provided that if [*] within such [*] period, then [*] distribute the Inventory and use the Promotional Materials in accordance with this Second Amendment; and provided further that if [*] the distribution rights, upon Alexza’s reasonable request in connection with [*], [*] an extension of the period during which Alexza may distribute the Inventory and use the Promotional Materials beyond the initial [*] period, which extension [*].

6.2Recalls.  From and after the Second Amendment Effective Date, Alexza shall be solely responsible for conducting any Product recall, withdrawal, field correction or other related action, at its sole expense but subject to any applicable indemnity obligation of Teva; provided

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

that Alexza shall consult with Teva and consider Teva’s comments in good faith prior to implementing any such action.

6.3Indemnification.

(a)Section 12.1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Indemnification of Alexza.  Teva shall indemnify and hold harmless each of Alexza and its Affiliates, and the directors, officers, stockholders and employees of such entities and the successors and assigns of any of the foregoing (the “Alexza Indemnitees”), from and against any and all losses, liabilities, damages, penalties, fines, costs and expenses (including reasonable attorneys’ fees and other expenses of litigation) (“Losses”) from any claims, actions, suits or proceedings brought by a Third Party (a “Third Party Claim”) incurred by any Alexza Indemnitee, arising from, or occurring as a result of (a) the alleged or actual  gross negligence or willful misconduct of Teva, its Affiliates, Sublicensees, Distributors or other subcontractors; (b) any breach by Teva of any of its representations, warranties or obligations pursuant to this Agreement; and (c) [*]; except to the extent such Third Party Claims fall within the scope of the indemnification obligations of Alexza set forth in Section 12.2.”

(b)Section 12.2 of the Agreement will be deleted in its entirety and replaced with the following:

“Indemnification of Teva.  Alexza shall indemnify and hold harmless each of Teva and its Affiliates and the directors, officers, shareholders, employees and agents of such entities and the successors and assigns of any of the foregoing (the “Teva Indemnitees”), from and against any and all Losses from any Third Party Claims incurred by any Teva Indemnitee, arising from, or occurring as a result of (a) the alleged or actual gross negligence or willful misconduct of Alexza, its Affiliates, licensees or other subcontractors; (b) any breach by Alexza of any of its representations, warranties or obligations pursuant to this Agreement; (c) [*]; and (d) any alleged Product defect or manufacturing defect from the manufacture of the Product by or on behalf of Alexza; and (e) any alleged or actual infringement, misappropriation, or dilution of the Intellectual Property Rights of a Third Party in connection with the research, development, manufacturing, regulatory, marketing, or commercialization activities relating to the Product conducted by or on behalf of Alexza or its Affiliates or licensees; in each of cases (a) – (e), except to the extent such Third Party Claims fall within the scope of the indemnification obligations of Teva set forth in Sections 12.1(a) and (b).”

6.4Insurance.  From and after the Second Amendment Effective Date, each Party shall maintain insurance in accordance with Section 12.4 of the Agreement.

SECTION 7.Payments.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

7.1Obligations Terminated.  Except for payments incurred as of the Second Amendment Effective Date, all obligations of Teva under Sections 8.3 and 8.4 of the Agreement to pay milestone payments and royalties are hereby terminated.  In addition, within thirty (30) days after the Closing Date, Teva shall prepare and deliver to Alexa a closing statement with respect to royalties paid and payable, if any, to Alexza under the Agreement, in the form described in Section 8.7(a), along with any payments due to Alexza.  Upon Teva’s delivery of the closing statement, Sections 8.6(a), 8.6(b) and 8.7 of the Agreement shall terminate.  Sections 8.6(b) and 8.6(c) of the Agreement shall terminate following Teva’s fulfillment of its obligations thereunder with respect to Net Sales accrued in Calendar Year 2016.  Sections 8.11, 8.12, 8.13 and 8.14 of the Agreement shall terminate three (3) years after the Calendar Quarter in which the Second Amendment Effective Date occurs.

7.2Loan Restructure.  On the Second Amendment Effective Date, the Parties are entering into an amendment of the Amended and Restated Convertible Promissory Note and Agreement to Lend between the Parties dated June 17, 2015 (the “Loan Arrangement”).

7.3Grants.  Teva hereby represents and warrants that, as of the Second Amendment Effective Date, it has paid all amounts committed by Teva for the [*] grant identified in Schedule 7.3(a).  [*].  Accordingly, Teva will not be required [*]. Alexza will ship Product to investigators and Teva shall have no obligation to provide any Product, materials, or any other information to investigators from and after the Second Amendment Effective Date.

SECTION 8.Patents and Public Disclosures.

8.1Patents.

(a)The Parties’ rights and obligations under Article 10 of the Agreement are hereby terminated.  From and after the Second Amendment Effective Date, as between the Parties, Alexza shall be solely responsible for the prosecution, maintenance and enforcement of the Alexza Patents set forth on Schedule 8.1, at its sole expense.  For clarity, any Alexza Patent costs incurred prior to the Second Amendment Effective Date shall remain the responsibility of Teva, regardless of when billed or invoiced.  Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Section 8.1.  Promptly after the Second Amendment Effective Date, Teva shall transfer to Alexza its complete file wrappers for all of the Alexza Patents.

(b)The Parties agree and understand that a Patent application, entitled [*] (the “2016 Application”) is in the process of being drafted and prepared for filing as of the Second Amendment Effective Date. [*]. The Parties agree that to the extent the 2016 Application does not [*], the inventing Party will grant, and hereby grants, to the non-inventing Party a fully paid-up, worldwide, non-exclusive license under the 2016 Application and all Patents claiming priority thereto to make, use, manufacture, have manufactured, sell, offer for sale, import and export products; provided that in any event Teva and Alexza agree that Alexza will have exclusive rights under the 2016 Application

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

for the use, manufacture, sale, import and export of the Product. If the 2016 Application is jointly invented by the Parties, the Parties will determine an equitable allocation of the costs of filing, prosecuting, and maintaining the 2016 Application and all Patents claiming priority thereto. Both Parties will execute all such documents as may be useful or helpful for perfecting each Party’s rights as set forth in this Section 8.1(b).

8.2Press Release.  As soon as practicable following the Second Amendment Effective Date, the Parties shall issue a mutually agreed press release announcing this Second Amendment substantially in the form attached hereto as Exhibit D.

8.3Publications.

(a)Teva represents that a Teva employee is a co-author on, or Teva has provided medical writing support for, the articles and publications listed on Schedule 8.3, and will continue to provide authorship or support for such publications.  Teva represents and warrants that the articles and publications listed on Schedule 8.3 represent all articles and publications specifically related to the Product which Teva intends to publish, and which have not already been published prior to the Second Amendment Effective Date.  Any articles or other publications which are published by or on behalf of Teva within one (1) year following the Second Amendment Effective Date and which are specifically related to the Product [*].

(b)All articles and other publications related to the Product in connection with any investigator sponsored studies will be Alexza’s responsibility and Teva will have no obligation or responsibility therefore.

(c)Teva shall have the right, but not an obligation, to author, issue or release any publication related to psychiatric emergencies or the emergency treatment of agitation associated with schizophrenia or Bipolar 1 disorders not specifically related to the Product. In the event that at any time during the period commencing on the Second Amendment Effective Date and expiring on the one-year anniversary of such date (the “Review Period”), Teva desires to author, publish, or support the publication of, any article related to psychiatric emergencies or the emergency treatment of agitation associated with schizophrenia or Bipolar 1 disorders, Teva will use Commercially Reasonable Efforts to notify Alexza in writing and permit Alexza to review and comment on such article, provided that Teva will consider all such comments from Alexza in good faith, but in no event will Teva be obligated to include Alexza’s comments in the article.

(d)If, at any time during the Review Period, Teva is afforded the opportunity to review and comment on an externally-authored publication, or on a review article (for which Teva provides medical writing support), in either case with the subject matter of psychiatric emergencies or the emergency treatment of agitation associated with schizophrenia  or Bipolar 1 disorders, Teva will use Commercially Reasonable Efforts to notify Alexza in writing and obtain the same right for Alexza to review and comment on such article as afforded to Teva, if any, provided that Teva makes no guarantee that any

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

comments from Alexza will be included in such externally-authored publication or review article.

(e)In the event that Alexza publishes, or supports the publication of, any article related to psychiatric emergencies or the emergency treatment of agitation associated with schizophrenia or Bipolar 1 disorders resulting from any activities related to the Product by Teva conducted prior to the Closing Date, Alexza will notify Teva in writing and permit Teva to perform a medical review of such article; provided, however that notwithstanding the foregoing, Alexza will have the right to re-publish data which has been previously published in accordance with this Section 8.3 without Teva’s prior written consent so long as Teva and its activities are not mentioned or referenced in such publication except for any necessary citation reference to a previous publication.

(f)No rights to publication pursuant to this Section 8.3 shall be construed to permit the publication of a Party’s Confidential Information by the other Party hereto without the consent of the Party owning or controlling such Confidential Information.

SECTION 9.Termination Provisions.

9.1Amendment of Agreement.  Each Party’s right to terminate the Agreement under Sections 13.2 and 13.3 of the Agreement are hereby terminated, and Section 13.1 is replaced as follows:

“13.1 Term.  This Agreement shall commence on the Effective Date, and unless terminated earlier as provided in this Section 13.1, shall continue in full force and effect until the earlier of (a) entry into a Replacement License; or (b) Change of Control Event of Alexza (the “Term”), and in such event Section 14.2 shall apply solely to the extent that the Parties have not previously fulfilled such obligations.”

9.2Effect of Termination.  Sections 14.3, 14.4 and 14.5 of the Agreement are hereby terminated.

9.3Return of Confidential Information.  Promptly after the Second Amendment Effective Date, each Party shall return to the other Party, or delete or destroy, all relevant records and materials in such Party’s possession or control containing Confidential Information of the other Party; provided, however, that each Party may keep one copy of such materials for archival purposes or as necessary or reasonably useful to practice its rights and obligations under the Agreement only, provided that each Party’s use of the other Party’s Confidential Information will at all times be subject to the non-use and non-disclosure obligations set forth in Article 9 of the Agreement.

SECTION 10.Restatement of Sections 16.10 and 16.11

10.1As of the Second Amendment Effective Date, Sections 16.10 and 16.11 of the Agreement are hereby deleted and replaced in their entirety with the following:

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

“16.10 Assignment.  This Agreement shall not be assignable or otherwise transferred, nor may any rights or obligations hereunder be assigned or transferred, by either Party to any Third Party without the prior written consent of the other Party; except that either Party may assign or otherwise transfer all or any part of this this Agreement without the consent of the other Party to (i) any to any of its Affiliates, provided that the assigning Party notifies the other Party in writing within twenty (20) days of such assignment and the assignee agrees to assume responsibility for and be bound by all of the applicable terms of this Agreement in addition to the assigning Party, which shall continue to be bound by such terms; or (ii) to an entity that acquires all or substantially all of the business or assets of the assigning Party relating to the subject matter of this Agreement, whether by merger, acquisition or otherwise (a “Change of Control Event”). Any assignment of this Agreement in contravention of this Section 16.10 shall be null and void.

16.11  [Intentionally Omitted.]”

SECTION 11.Representations and Warranties.

11.1Mutual Representations and Warranties.  Each Party hereby represents and warrants to the other Party, as of the Second Amendment Effective Date, as follows:

(a)Duly Organized.  Such Party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and failure to have such would prevent such Party from performing its obligations under this Agreement.

(b)Due Authorization; Binding Agreement.  The execution and delivery of this Second Amendment and performance of this Agreement by such Party have been duly authorized by all necessary corporate or organizational action.  This Agreement is a legal and valid obligation binding on such Party and enforceable in accordance with its terms and does not (i) to such Party’s knowledge and belief, violate any law, rule, regulation, order, writ, judgment, decree, determination or award of any court, governmental body or administrative or other agency having jurisdiction over such Party or (ii) conflict with, or constitute a default under, any agreement, instrument or understanding, oral or written, to which such Party is a party or by which it is bound.

(c)Consents.  No government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable laws, rules or regulations currently in effect, is or will be necessary for, or in connection with, the transaction contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it or its obligations under this Agreement and such other agreements.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

11.2Additional Representations and Warranties of Teva.  Teva hereby represents and warrants to Alexza, as of the Second Amendment Effective Date, as follows:

(a)Transferred Assets.  Teva is the sole owner of all Transferred Assets, free and clear of any Encumbrances.

(b)Proceedings.  There is no pending proceeding, and to the knowledge of Teva, no Third Party has threatened by written notice or other communication to commence any proceeding, related to the Product or any Transferred Assets.

(c)Infringement.  Teva has not received any written notice or other communication from any Third Party, and is not otherwise aware, of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any intellectual property or proprietary right owned or used by such Third Party and relating to the Product.

(d)Inventory.  The Inventory will, at the time of delivery to Alexza, (i) conform to the applicable Specifications; (ii) be free and clear of any and all Encumbrances; (iii) not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act (“FD&C Act”); and (iv) not be articles that, under the provisions of the FD&C Act, may not be introduced into interstate commerce.

(e)Teva Technology. Except as set forth in Section 8.1(b), if and to the extent applicable, Teva has not developed and does not own or control any Teva Technology.

11.3As used in this Second Amendment, “Encumbrance” means any mortgage, pledge, lien, encumbrance, collateral assignment, security interest, easement, restriction (including restriction on use), option, deed of trust, title retention, conditional sale or other security arrangement, or any license, order or charge, or any adverse claim of title or ownership, or agreement of any kind restricting transfer.

SECTION 12.General.

12.1Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other reasonable acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Second Amendment.

12.2Each of the Parties hereto hereby agrees to be bound by the Agreement as amended by this Second Amendment.  The Agreement as amended by this Second Amendment shall remain in full force and effect and is hereby approved, ratified and confirmed in all respects.  This Second Amendment shall become effective upon execution by both Parties, and immediately upon the Second Amendment Effective Date, all references to the Agreement shall be mean the Agreement as amended hereby.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

12.3This Second Amendment may be executed in any number of counterparts each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

12.4This Second Amendment and all questions regarding the existence, validity, interpretation, breach or performance of this Second Amendment, shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, United States, without reference to its conflicts of law principles.

12.5Any disputes with respect to this Second Amendment shall be governed by Article 15 of the Agreement, which shall apply to such dispute the same as if such Article were repeated word for word in this Second Amendment but with such changes as are required to make it expressly applicable to this Second Amendment instead of to the Agreement.

[Signature Page Follows]

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

IN WITNESS WHEREOF, the Parties have executed this Second Amendment as of the Second Amendment Effective Date.

Alexza PHARMACEUTICALS, INC.

By: /s/ Thomas B. King

Name: Thomas B. King

Title: President & Chief Executive Officer

Signature Page to
Second Amendment to License and Supply Agreement

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

TEVA PHARMACEUTICALS USA, INC.

By: /s/ Larry Downey

Name: Larry Downey

Title: President

By: /s/ Karl Strohmeier

Name: Karl Strohmeier

Title: Sr. Director TSB

Signature Page to
Second Amendment to License and Supply Agreement

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

Exhibits

Exhibit AForm of Letters to FDA from Teva

Exhibit BForm of Letters to FDA from Alexza

Exhibit CTransferred Assets

Exhibit DPress Release

Schedules

Schedule 3.3Vendor Agreements

Schedule 7.3(a)Emergency Medical Foundation grant

Schedule 7.3(b)Investigator Sponsored Study grants

Schedule 8.1Alexza Patents

Schedule 8.3Pending Publications

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

Exhibit A

Form of Letters to FDA from Teva

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

[Teva Letterhead]

[February X, 2016]

Mitchell V. Mathis, MD, CAPT, USPHS, Director

Division of Psychiatry Products (HFD-120)

Central Document Room

Center for Drug Evaluation and Research

Food and Drug Administration

5901-B Ammendale Road

Beltsville, MD 20705-1266

NDA 022549; Sequence No. 0113

ADASUVE® (loxapine) Inhalation Powder (TV-571)

General Correspondence: Transfer of Ownership of Application

Dear Dr. Mathis:

Reference is made to the subject NDA for ADASUVE® (loxapine) Inhalation Powder indicated for acute treatment of agitation associated with schizophrenia or bipolar I disorder in adults, approved by the Agency on December 21, 2012.

Pursuant to Section 314.72, this submission is to provide notification of Teva’s transfer of ownership of NDA 022549 to Alexza Pharmaceuticals (Alexza) (m1.3.1.5). This transfer will become effective on [February X, 2016]. Alexza will also assume responsibilities as Sponsor (m1.3.1.3) and Contact (m1.3.1.2).

For your information, the new contact will be:

Lily Gong

Director, Regulatory and Clinical Operations

Alexza Pharmaceuticals

2091 Stierlin Court, CA 94043 USA

Telephone: (650) 944-7188

Email: lgong@alexza.com

As part of the transfer activities, Teva will provide Alexza with a complete copy of the approved application, including supplements and records that are required in accordance with 21 CFR 314.81.

Please note Teva has agreed that Alexza may keep the Teva name on the existing labeling for a limited time.

Alexza will separately contact the Division regarding the NDA transfer. During the interim period, should you have any questions or require further clarification, please feel to contact me at [*].

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

This submission size is approximately 1 MB. All files were checked and verified to be free of viruses using Trend Micro OfficeScan, client 11.0.2995, antivirus engine 9.830.1001, virus pattern 11.905.00, with a release date of [February X, 2016] or later. For technical issues related to the eCTD or the translation via ESG, please contact [*].

Sincerely,

[*]

Senior Manager, Regulatory Affairs

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

[Teva Letterhead]

Billy Dunn, M.D., Director

Division of Neurology Products

Document Control Room

Center for Drug Evaluation and Research

Food and Drug Administration

5901-B Ammendale Road

Beltsville, MD 20705-1266

IND 077446; Serial No. 0016

Staccato® Loxapine for Inhalation (ADASUVE®) (TV-571)

General Correspondence – Transfer of Sponsorship of IND

Dear Dr. Dunn:

Reference is made to Investigational New Drug Application (IND) 077446 for Staccato® Loxapine for Inhalation (Staccato loxapine, ADASUVE®) for the treatment of migraine headache, with or without aura submitted on October 24, 2008. Further reference is made to our request, dated August 19, 2015 (Serial No. 0015) requesting the Agency to inactivate this IND.

The purpose of this submission is to provide notification of Teva’s transfer of sponsorship of IND 077446 to Alexza Pharmaceuticals. This transfer will become effective on [February X, 2016].

As part of the transfer activities, Teva will provide Alexza with a complete copy of the original IND application, subsequent amendments, and correspondences between Teva and the Division associated with IND 077446.

1.	Effective [February X, 2016], the new regulatory contact will be:
2.
3.	Lily Gong
4.	Director, Regulatory and Clinical Operations
5.	Alexza Pharmaceuticals
6.	2091 Stierlin Court, CA 94043 USA
7.	Telephone: (650) 944-7188
8.	Email: lgong@alexza.com

With regards to Teva’s request to inactivate IND 077446, the sponsor is awaiting a letter from the Agency confirming our request.

Please note that Alexza will separately contact the Division regarding the IND transfer. During the interim period, should you have any questions or require further clarification, please feel to contact me at [*].

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

Teva Branded Pharmaceutical Products R&D, Inc., requests that all information in this file be treated as confidential within the meaning of 21 CFR § 314.430, and that no information from the file be made public without our written consent to an authorized member of your office.

Sincerely,

[*]

Senior Manager, Regulatory Affairs

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

[February X, 2016]

Mitchell V. Mathis, M.D., CAPT, USPHS, Director

Division of Psychiatry Products (HFD-120)

Document Control Room

Center for Drug Evaluation and Research

Food and Drug Administration

5901-B Ammendale Road

Beltsville, MD 20705-1266

IND 073248; Serial No. 0098, Sequence No. 0098

Staccato® Loxapine for Inhalation (ADASUVE®) (TV-571)

General Correspondence – Transfer of Sponsorship of IND

Dear Dr. Mathis:

Reference is made to Investigational New Drug Application (IND) 073248 for Staccato® Loxapine for Inhalation (Staccato loxapine, ADASUVE®) for the treatment of agitation, submitted on August 31, 2005.

The purpose of this submission is to provide notification of Teva’s transfer of sponsorship of IND 073248 to Alexza Pharmaceuticals. This transfer will become effective on [February X, 2016].

As part of the transfer activities, Teva will provide Alexza with a complete copy of the original IND application, subsequent amendments, and correspondences between Teva and the Division associated with IND 073248.

Effective [February X, 2016], the new regulatory contact will be:

Lily Gong

Director, Regulatory and Clinical Operations

Alexza Pharmaceuticals

2091 Stierlin Court, CA 94043 USA

Telephone: (650) 944-7188

Email: lgong@alexza.com

Alexza will separately contact the Division regarding the IND transfer. During the interim period, should you have any questions or require further clarification, please feel to contact me at [*].

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

Teva Branded Pharmaceutical Products R&D, Inc., requests that all information in this file be treated as confidential within the meaning of 21 CFR § 314.430, and that no information from the file be made public without our written consent to an authorized member of your office.

This submission has been prepared in eCTD format and is being submitted through the Electronic Submissions Gateway. This submission size is approximately 1 MB. All files were checked and verified to be free of viruses using Trend Micro OfficeScan, client 11.0.2995, antivirus engine 9.850.1008, pattern 12.259.00, with a release date of [February X, 2016], or later. If there are any technical questions regarding the format, validation, or electronic delivery of this submission, please contact [*].

Sincerely,

[*]

Senior Manager, Regulatory Affairs

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

Exhibit B

Form of Letters to FDA from Alexza

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

[Alexza Letterhead]

xx February 2016

Mitchell V. Mathis, M.D., CAPT, USPHS, Director
Division of Psychiatry Products (HFD-120)
Office of Drug Evaluation I
Center for Drug Evaluation and Research
Food and Drug Administration
Central Document Room
5901-B Ammendale Road
Beltsville, MD 20705-1266

RE:	NDA 022549 ADASUVE® (loxapine) Inhalation Powder (AZ-004, formerly TV-571) Indication: Agitation Sequence No.: 0114 Transfer Ownership of New Drug Application (022549) to Alexza Pharmaceuticals

Dear Dr. Mathis,

Reference is made to NDA 022549 for ADASUVE (loxapine) Inhalation Powder approved by the Agency on 21 December 2012. Further reference is made to the letter from Teva Pharmaceuticals (Teva) dated xx January 2016 (SEQ 0114, m1.3.1.5) notifying the Division that effective as of xx February 2016, in accordance with 21 CFR 314.72, Alexza Pharmaceuticals, Inc. (Alexza) has assumed all rights and responsibilities for NDA 022549.

Alexza commits to all agreements and conditions made by Teva and contained in the application. Alexza has a complete copy of the approved application for NDA 022549 and all approved supplements and records as required under 21 CFR 314.81.

For your information, the new contact will be:

Ms. Lily Gong
Director, Regulatory Affairs & Clinical Operations
Alexza Pharmaceuticals, Inc.
2091 Stierlin Court
Mountain View, CA 94043
USA
Telephone: (650) 944-7188
Email:  lgong@alexza.com

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

Additionally, please note that an internal Alexza code of AZ-004 was assigned to the product during the transfer.

The relevant technical details of this electronic submission are as follows:

Submission Size:Approximately 1.5 MB

Electronic Media:Submitted via ESG

Virus Scan:All files were checked and verified to be free of viruses using McAfee Agent, the virus signature database and virus definition files are updated on a daily basis.

Sincerely yours,

Lily Gong

Director, Regulatory Affairs & Clinical Operations

Alexza Pharmaceuticals, Inc.

2091 Stierlin Court
Mountain View, CA 94043
Phone:(650) 944-7188
Fax: (650) 944-7985

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

[Alexza Letterhead]

Xx February 2016

Mitchell Mathis, M.D., CAPT, USPHS, Director
Division of Psychiatry Products (HFD-120)
Office of Drug Evaluation I
Center for Drug Evaluation and Research
Food and Drug Administration
Central Document Room
5901-B Ammendale Road
Beltsville, MD 20705-1266

RE:

IND 073248 - Staccato® Loxapine for Inhalation (ADASUVE®) (AZ-004, formerly TV-571)
Serial No. (SN): 0099
Transfer of Sponsorship of IND 073248 from Alexza Pharmaceuticals (Alexza®) to Teva Pharmaceuticals (Teva)

Dear Dr. Mathis,

Reference is made to Investigational New Drug application (IND) 073248 for Staccato® Loxapine for Inhalation (Staccato loxapine, ADASUVE®) for the treatment of agitation, submitted to the Division of Psychiatry Products on 31 August 2005. Further reference is made to Teva’s letter dated xx February 2016 (Serial No. 0098) notifying the Division that effective as of xx February 2016, Alexza Pharmaceuticals, Inc. (Alexza) has assumed all obligations and responsibilities pertaining to the maintenance of the subject IND.

Alexza commits to ensuring that all active investigators under this IND will complete new FDA Forms 1572 reflecting the transfer of ownership.

Please note that the new contact for IND 073248 is:

Ms. Lily Gong,
Director, Regulatory Affairs & Clinical Operations
Alexza Pharmaceuticals, Inc.
2091 Stierlin Court
Mountain View, CA 94043
USA
Telephone: (650) 944-7188
Email:  lgong@alexza.com

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

Additionally, please note that an internal Alexza code of AZ-004 was assigned to the product during the transfer.

We consider this submission and information contained herein to be confidential and request that the Food and Drug Administration not make its content or any future communications with regard to its content, public without prior written consent from Alexza Pharmaceuticals, Inc.

The relevant technical details of this electronic submission are as follows:

Submission Size:Approximately 1.5 MB

Electronic Media:Submitted via ESG

Virus Scan:All files were checked and verified to be free of viruses using McAfee Agent, the virus signature database and virus definition files are updated on a daily basis.

Sincerely yours,

Lily Gong
Director, Regulatory Affairs & Clinical Operations
Alexza Pharmaceuticals, Inc.
2091 Stierlin Court
Mountain View, CA 94043
Phone:(650) 944-7188
Fax: (650) 944-7985

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

Exhibit C

Transferred Assets

1.	Inventory:

[*]

2.	Promotional Materials:

[*]

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

Exhibit D

Press Release

Alexza Pharmaceuticals Reacquires U.S. Commercial Rights

for ADASUVE® (loxapine) inhalation powder

Mountain View, California, February 24, 2016 - Alexza Pharmaceuticals, Inc. (Nasdaq: ALXA) announced today that it has reacquired U.S. commercial rights for ADASUVE® (loxapine) inhalation powder from Teva Pharmaceuticals USA, Inc., a subsidiary of Teva Pharmaceutical Industries Ltd. Alexza and Teva have also restructured the obligations under the outstanding note from Teva. In conjunction with the reacquisition of U.S. ADASUVE rights, Alexza and Teva have completed a transition agreement, which is intended to provide continued availability of ADASUVE by Alexza to patients and health care providers.

Terms of the ADASUVE Product Reacquisition

•	The ADASUVE NDA and related regulatory filings will be transferred to Alexza. Alexza will assume responsibility for all regulatory activities related to ADASUVE in the U.S.

•

Responsibility for the ADASUVE U.S. Phase 4 study, product pharmacovigilance, medical services, and REMS compliance will be transferred to Alexza over the course of the next 90 days. Alexza intends to continue these activities with the relationships and agreements established by Teva.

•

Teva will transfer to Alexza product inventory, promotional materials, and other ADASUVE trade materials. Alexza will have the ability to promote and distribute ADASUVE, under the currently approved label and labeling for up to 12 months, including to existing customers, subject to certain limitations.

•	Alexza will take over responsibility for administering the ongoing investigator sponsored studies and the directed research grant.

Terms of the Teva Note Restructuring

•

Alexza will issue approximately 2.17 million shares to Teva as consideration for the reduction in the Teva note by $5 million of principal and forgiveness of all accrued and unpaid interest. After the share issuance, Teva will own approximately 9.9% of Alexza’s outstanding common stock.

•

The remaining Teva note balance will become payable in the first calendar year following the calendar year in which the aggregate annual net sales of ADASUVE and any other Staccato-based products first reach $50 million in the U.S. After the U.S. sales reach this threshold, the $20 million note balance will be due and will be payable in four consecutive annual payments of $5 million each.

“We appreciate the efforts that Teva has made to date and are looking forward to continuing to build the ADASUVE brand. We remain confident in ADASUVE’s long-term commercial prospects and plan to continue to work with Teva to effect a smooth transition,” said Thomas B. King, Alexza President and CEO. “Moving forward, Alexza will have primary responsibility for the immediate commercial aspects of ADASUVE and is working diligently to identify a new U.S. commercial partner for ADASUVE.”

About Alexza Pharmaceuticals, Inc.

Alexza Pharmaceuticals is focused on the research, development, and commercialization of novel, proprietary products for the acute treatment of central nervous system conditions. Alexza’s products and development pipeline are based on the Staccato® system, a hand-held inhaler designed to deliver a pure drug aerosol to the deep lung, providing rapid systemic delivery and therapeutic onset, in a simple, non-invasive manner. Active pipeline product candidates include AZ-002 (Staccatoalprazolam) for the management of epilepsy in patients with acute repetitive seizures and AZ-007 (Staccato zaleplon) for the treatment of patients with middle of the night insomnia.

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

ADASUVE® is Alexza’s first commercial product and is currently available in 20 countries. The product is approved for sale by the U.S. Food and Drug Administration, the European Commission and in several Latin American countries. Grupo Ferrer Internacional SA is Alexza’s commercial partner for ADASUVE in Europe, Latin America, the Commonwealth of Independent States countries, the Middle East and North Africa countries, Korea, Philippines and Thailand.

ADASUVE® and Staccato® are registered trademarks of Alexza Pharmaceuticals, Inc. For more information about Alexza, the Staccato system technology or the Company’s development programs, please visit www.alexza.com.

Safe Harbor Statement

This news release contains forward-looking statements that involve significant risks and uncertainties. Any statement describing the Company’s expectations or beliefs is a forward-looking statement, as defined in the Private Securities Litigation Reform Act of 1995, and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties, particularly those inherent in the process of developing and commercializing drugs, including the adequacy of the Company’s capital to support the Company’s operations, the ability of Alexza and Ferrer to effectively and profitably commercialize ADASUVE, Alexza’s ability to secure a new U.S. commercial partner for ADASUVE and the terms of any such partnership, estimated product revenues and royalties associated with the sale of ADASUVE, and the Company’s ability to raise additional funds and the potential terms of such potential financings. The Company’s forward-looking statements also involve assumptions that, if they prove incorrect, would cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning Alexza’s business are described in additional detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and the Company’s other Periodic and Current Reports filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACT:	Thomas B. King
President and CEO
650.944.7900 (investor / media questions)
investor.info@alexza.com

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

Schedule 3.3

Vendor Agreements

[*]

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

Schedule 7.3

(a) [*] grant: [*]

(b) Investigator Sponsored Study grants:

[*]

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

Schedule 8.1

Alexza Patents

Country	Status	Appl. No.	Publ. No.	Title
[*]	[*]	[*]	[*]	[*]

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1

Schedule 8.3

Pending Publications

[*]

[*]  Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

131426008 v1